Exhibit 10.61

Supplemental Agreement

(For Buyer Factoring Business Only)

Facility grantor: China Merchants Bank Company Limited, Beijing Shangdi Branch (“Party A”)

Facility applicant: Beijing iQIYI Science & Technology Co., Ltd. (“Party B”)

Guarantor: Shanghai iQIYI Culture Media Co., Ltd. (“Party C”)

Whereas:

1. Party A and Party B entered into Credit Facility Agreement numbered 2017 Zhao Shang Shou Zi No. 006. According to the Credit Facility Agreement, Party A grants a line of credit of RMB 200 million (including foreign currency of equivalent value) to Party B during the term of the facility;

2. Party C, as guarantor, issued to Party A Maximum Amount Irrevocable Certificate of Guarantee numbered 2017 Zhao Shang Shou Zi No. 006, and promised to provide irrevocable joint liability guarantee regarding the debt Party B owes to Party A under the Credit Facility Agreement;

Now Party B apply to Party A for factoring business within the abovementioned line of the credit facility, upon negotiation, all the parties reach consensus regarding relevant matters and enter into this Agreement.

Article 1 Definition

1. “Buyer Factoring Business” refers to the business that Party A, as the factor, after being assigned by the seller the accounts receivable of which Party B is debtor under commercial contracts, provides the sellers with comprehensive management services including payment checking, and collection and management of accounts receivable. Under the Buyer Factoring Business, if Party B encounters credit risk, Party A shall assume the responsibility of approving the payment to the sellers; in the event that any dispute arises during the performance of the commercial contract, then Party A shall have the right to reversely transfer the accounts receivable back to the sellers.

2. “Seller Factoring Agent” refers to the party who enters into domestic factoring agreement with goods or service providers (creditor of accounts receivable) under commercial contracts, who is assigned the accounts receivable by the creditors. “Buyer Factoring Agent” refers to the party who is assigned the accounts receivable by the Seller Factoring Agent. In this Agreement, Party A is a Buyer Factoring Agent.

3. “Buyer’s Credit Risk” refers to the risk that the debtor of the receivables refuses to or is not able to fully or partially realize the creditors’ rights of the accounts receivable due to the buyer’s own financial condition and ability to pay.

Party B under this agreement is the debtor of accounts receivable.

4. “Dispute” refers to the case that a dispute or disputes arise between creditors of accounts receivable and Party B over the goods or invoices, etc., resulting in Party B’s bringing defenses, counterclaims or offset claim or similar activities; in any event that the accounts receivable which Party A is assigned cannot be fully or partially realized for reasons other than Buyer’s Credit Risk, a Dispute is deemed to occur.

5. “Commercial Contract”: refers to transaction agreement entered into by Party B and creditor(s) of accounts receivable, with the purpose of trade of goods and/or services and with sale on credit as the settlement method.

6. “Approved Payment” / “Guaranteed Payment” refers to the case that after Buyer’s Credit Risk occurs to Party B, Party A shall pay the corresponding amount to the Seller Factoring Agent in a certain time limit after the accounts receivable become due. It will be always referred to as “Approved Payment” hereinafter.

Article 2

Upon Party B’s application, Party A agrees to provide Party B with factoring service within the credit line mentioned above. Party B understands and agrees that Party A shall enjoy the legal claims of accounts receivable upon receipt of the accounts receivable. The accounts receivable Party A is assigned shall be deducted from and shall occupy the credit amount for Party B under the Credit Facility Agreement. The accounts receivable Party A is assigned shall be subject to the Credit Assignment Notice issued by Party A to Party B.

1. Party B further confirmed that, as long as Party A is assigned accounts receivable during the term of the credit facility, even if Party A fulfills the Approved Payment obligations after the term of the credit facility ends, Party A shall still have the right of recourse against Party B in accordance with the provisions of the Credit Facility Agreement, this Agreement and Commercial Contracts.

2. Party B agrees that Party A’s payment to Seller Factoring Agent for fulfilling the Approved Payment obligations shall be regarded as Party A’s financing to Party B under the Credit Facility Agreement and this Agreement, and Party A shall have the right of recourse against Party B.

Article 3

Party A’s provision of Approved Payment factoring services based on the Buyer Factoring Business shall be limited to the circumstances that Buyer’s Credit Risk arises during performance of Commercial Contract(s). Regarding Dispute(s) arising out of performance of Commercial Contracts, Party B:

☑ give up its right to bring up Dispute(s);

☐ retain its right to bring up Dispute(s).

1. If Party B retains its right to bring up Dispute(s), Party B shall inform Party A within [    ] days after Dispute(s) occur, and cooperate with Party a to handle the formalities for reverse-assignment of accounts receivable. During the period between occurrence and resolution of the Dispute(s), Party A shall have right not to release the occupied credit amount.

2. Under the circumstances that Party B chooses to give up its right to bring up Disputes, if Party B fails to perform obligation of payment in accordance with the Commercial Contract(s), Buyer’s Creditor Risk shall be deemed to occur to Party B, and Party A shall assume the Approved Payment obligations.

Article 4

Party C understands and confirms that the debt owed by Party B to Party A, within the credit line, generated by the Buyer Factoring Business conducted by Party A and Party B according to the provisions herein shall be in the scope Party C provides guarantee for, and undertakes to assume guarantee obligation for Party B’s aforementioned debts, in accordance with the provisions of Maximum Amount Irrevocable Certificate of Guarantee, Maximum Amount Mortgage Contract and/or Maximum Amount Pledge Contract (in the event that the Maximum Amount Mortgage Contract and the Maximum Amount Pledge Contract are executed by Party B and Party A, Party B shall also make the aforementioned undertaking in this Article).

Party C further confirms that, as long as Party A is assigned accounts receivable during the term of the credit facility, even if Party A fulfills the Approved Payment obligations after the term of the credit facility ends, Party A’s payment to Seller Factoring Agent for fulfilling the Approved Payment obligations shall still be regarded as Party A’s financing to Party B under the Credit Facility Agreement and this Agreement, the debts so generated owed by Party B to Party A shall be in the scope Party C provides guarantee for. Party C undertakes to continue to assume guarantee obligation for Party B’s aforementioned debts, in accordance with the provisions of Maximum Amount Irrevocable Certificate of Guarantee, Maximum Amount Mortgage Contract and/or Maximum Amount Pledge Contract (in the event that the Maximum Amount Mortgage Contract and the Maximum Amount Pledge Contract are executed by Party B and Party A, Party B shall also make the aforementioned undertaking in this Article).

Article 5

This Agreement shall constitutes an integral part of the Credit Facility Agreement; the matters not covered by this Agreement shall follow the Credit Facility Agreement; in case of discrepancy or conflict between this Agreement and the Credit Facility Agreement, this Agreement shall prevail. Disputes arising during the performance of this Agreement shall be resolved through negotiation in the manner agreed in the Credit Facility Agreement.

Article 6

This Agreement shall become effective upon signature or seal by authorized signatories of all the parties, and shall expire automatically when all the debts owed by Party B to Party A under the Credit Facility Agreement and this Agreement are fully repaid.

Article 7

This Agreement shall have three copies, each party shall hold one copy, with the same legal force.

Special Note: All terms of this agreement have been fully negotiated by all parties. The bank has drawn special attention to all parties concerned with regard to the clauses relating to exemption or limitation of the bank’s responsibilities, certain rights unilaterally owned by the bank, the increase of liabilities of other parties or the limitation of the rights of other parties, and the bank has provided comprehensive and accurate explanation. The bank has made the corresponding explanation of the above clauses at the request of the parties. All the parties to the agreement have the completely same understanding of the clauses of this Agreement.

Party A (Seal):

[Company seal is affixed]

Authorized Signatory (Signature/Seal):	/s/ Yang Lan

September 30, 2017

Party B (Seal):

[Company seal is affixed]

Authorized Signatory (Signature/Seal):	/s/ Xiaoha Geng

September 30, 2017

Party C (Seal):

[Company seal is affixed]

Authorized Signatory (Signature/Seal):	/s/ Yu Gong

September 30, 2017

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